Exhibit 99.1

                COLONIAL COMMERCIAL CORP. APPOINTS TWO DIRECTORS
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     HAWTHORNE, New Jersey (May 15, 2006) - Colonial Commercial Corp.,
("Colonial") (OTC Bulletin Board: "CCOM," "CCOMP"), today announced that Stuart
H. Lubow and Phillip Siegel have been appointed to the Board of Directors, effective immediately. Their appointment increases the number of directors to seven.
     Mr. Lubow is a founder, President and Chief Executive Officer of Community National Bank. Mr. Lubow was founder, President and Chief Executive Officer of Community State Bank from 1997 to 2003 and was the Executive Vice President and Chief Operating Officer of Garden State Bank until 1996. Mr. Lubow has been a banking executive for over 25 years. He is a past Chairman of the Community Bankers Association of New Jersey, as well as the former Chairman of the Teaneck Development Corporation. Mr. Lubow holds a B.A. in Accounting from Moravian College and has served as an instructor at the New York University School of Continuing Education.

     Mr. Siegel is a Principal for Compass, LLP, an investment banking firm. Mr. Siegel was a Managing Director of Loeb Partners Corporation from 2001 to 2002, Principal for Siegel Associates from 1998 to 2000, and Vice-President and Chief Financial Officer of Health Management Systems Inc. from 1996 to 1998. Mr. Siegel holds a B.S. in Business Administration from Boston University and a J.D. from St. Johns University School of Law. Mr. Siegel is an attorney at law and a CPA.

     Mr. Michael Goldman, the Company's Chairman of the Board, said "We are delighted to welcome Mr. Lubow and Mr. Siegel to our Board of Directors."

     Colonial distributes heating, ventilating and air conditioning, ("HVAC"), equipment, parts and accessories, climate control systems, and plumbing supplies to HVAC contractors, primarily in the New York metropolitan area through its Universal Supply Group, Inc. ("Universal"), American/Universal Supply Inc. ("American") and The RAL Supply Group, Inc. ("RAL") subsidiaries. These contractors purchase and install equipment and systems for residential, commercial and industrial users. Universal also provides control system design, custom control panel fabrication, technical field support, in-house training and climate control consultation for engineers and installers. It is a leader in the design of direct digital control systems and systems that control multi-location facilities through the Internet. Universal is headquartered in New Jersey, and, with its affiliates, operates out of seven locations in New Jersey; nine in New York and one in Pennsylvania. For more information on Colonial Commercial Corp.'s operations, products and/or services, please visit www.colonialcomm.com.
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     Safe Harbor Statement:  The foregoing press release contains statements
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concerning Colonial Commercial Corp.'s financial performance, markets and business operations that may be considered "forward-looking" under applicable securities laws. Colonial wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: continued acceptance of the Company's products in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in Colonial's periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. Colonial undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

                    For further information, please contact:
                   William Pagano, Chief Executive Officer, or
            William Salek, Chief Financial Officer, at (973) 427-8224